Exhibit 99.1

GAP INC. REPORTS JANUARY SALES AND
STRONG FOURTH QUARTER RESULTS

Guides to Fourth Quarter Earnings per Share Range of $0.70 to $0.71

SAN FRANCISCO – February 7, 2013 – Gap Inc. (NYSE: GPS) today reported that January 2013 net sales for the five-week period ended February 2, 2013 were $1.13 billion compared with net sales of $833 million for the four-week period ended January 28, 2012. The company’s comparable sales for January 2013 were up 8 percent compared with a 4 percent decrease for January 2012.

In addition, the company reported that net sales for the fourth quarter of fiscal year 2012, which ended February 2, 2013, were $4.73 billion compared with $4.28 billion for the fourth quarter last year. The company’s comparable sales for the fourth quarter of fiscal year 2012 were up 5 percent compared with a 4 percent decrease in the fourth quarter last year.

The company noted that fiscal year 2012 had 53 weeks versus 52 weeks in fiscal year 2011. As a result, net sales for January 2013, the fourth quarter of fiscal year 2012, and fiscal year 2012 include the additional week, while comparable sales exclude the 53rd week.

“We’re pleased with the continued momentum in the business across all our brands in North America,” said Glenn Murphy, chairman and chief executive officer of Gap Inc. “As we transition to 2013, our focus remains on delivering compelling product in order to sustain our positive sales performance.”

January Comparable Sales Results

Comparable sales for January 2013 were as follows:

•	Gap North America: positive 8 percent versus negative 5 percent last year

•	Banana Republic North America: positive 8 percent versus positive 6 percent last year

•	Old Navy North America: positive 12 percent versus negative 6 percent last year

•	International: positive 1 percent versus negative 10 percent last year

Fourth Quarter Comparable Sales Results

Comparable sales for the fourth quarter of fiscal year 2012 were as follows:

•	Gap North America: positive 4 percent versus negative 3 percent last year

•	Banana Republic North America: positive 3 percent versus flat last year

•	Old Navy North America: positive 8 percent versus negative 6 percent last year

•	International: negative 2 percent versus negative 8 percent last year

Fourth Quarter Guidance

The company announced diluted earnings per share guidance for the fourth quarter of fiscal year 2012 to be in the range of $0.70 to $0.71. In addition, the company now expects year-end inventory dollars per store to be slightly above previous guidance driven by higher in-transit inventory given the earlier Easter holiday in 2013.

Exhibit 99.1

Fiscal Year 2012 Sales Results

Net sales were $15.65 billion for the 53 weeks ended February 2, 2013 compared with net sales of $14.55 billion for the 52 weeks ended January 28, 2012. The company’s comparable sales for fiscal year 2012 increased 5 percent compared with a 4 percent decrease last year.

Monthly Sales Communications

As part of Gap Inc.’s ongoing commitment to provide frequent and transparent financial information, the company today announced plans to continue monthly sales reporting. Monthly sales results will continue to be released on the Thursday following the end of each fiscal month; however, beginning with February 2013 sales, results will be released via press release after market close at 1:00 p.m. Pacific Time. In addition, beginning with February 2013 sales, the company will reintroduce a pre-recorded message as a supplement to the press release.

Given Gap Inc.’s new global brands structure, the company will shift from its current reporting format of Gap Inc., Gap North America, Banana Republic North America, Old Navy North America, and International comparable sales results to the following format: Gap Inc., Gap Global, Banana Republic Global and Old Navy Global. Each global brand’s comparable sales results will now include the respective International results, in addition to the associated comparable online and outlet sales.

Fourth Quarter Earnings and February Sales Announcements

Gap Inc. will release its fourth quarter earnings results via press release on February 28, 2013 at 1:00 p.m. Pacific Time. In addition, the company will host a summary of Gap Inc.’s fourth quarter results during a live conference call and webcast on February 28, 2013 at approximately 2:00 p.m. Pacific Time. The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 2364809). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com.

The company will release February sales via press release on March 7, 2013 at 1:00 p.m. Pacific Time. Beginning with February 2013 sales, additional insight into Gap Inc.’s sales performance can be obtained by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:00 p.m. Pacific Time on March 7, 2013 and available for replay until 1:00 p.m. Pacific Time on March 15, 2013.

Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	sustaining positive sales performance;

•	earnings per share for the fourth quarter of fiscal year 2012; and

•	year-end inventory dollars per store.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

Exhibit 99.1

•	the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information;

•	the risk that changes in general economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results; and

•
the risk that acts or omissions by the company’s third-party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on its reputation or operations.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of February 7, 2013. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2012 net sales were $15.7 billion. Gap Inc. products are available for purchase in about 90 countries worldwide through about 3,000 company-operated stores, over 300 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Katrina O'Connell
(415) 427-2832
Investor_relations@gap.com

Media Relations Contact:
Emily Russel
(415) 427-6230
press@gap.com